Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Apr. 23. 2007 / 5:00PM ET

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

CORPORATE PARTICIPANTS
William Schmitt
Integrated Corporate Relations — IR
Chuck Champion
Youbet.com — Chairman and CEO
Gary Sproule
Youbet.com — CFO
Scott Solomon
Youbet.com — General Counsel
CONFERENCE CALL PARTICIPANTS
Jeff Shelton
Natexis Bleichroeder — Analyst
Gary Shinaro
JPMorgan Chase & Co. — Analyst
Ryan Worst
Brean Murray, Carret & Co. — Analyst
Mitch Pendeth
RBC Capital Markets — Analyst
Traci Mangini
ThinkEquity Partners — Analyst
Richard Spencer
Appletree Capital — Analyst
Steve Altebrando
Sidoti & Company — Analyst
Nick Danna
Sterne, Agee & Leach, Inc. — Analyst
PRESENTATION
Operator
Good afternoon, ladies and gentlemen. Thank you for standing by. Welcome to the Youbet.com, Inc., update on business conditions conference call. Today’s call is being recorded. [OPERATOR INSTRUCTIONS]
I would like to turn the conference over to Mr. William Schmitt, Investor Relations for Youbet.com. Please go ahead, sir.
William Schmitt - Integrated Corporate Relations — IR
Thank you, Matt, and good afternoon, everyone. This call may contain forward-looking statements about future performance and results of operations and involve risks and uncertainties that are more completely described in the risk factor section of Youbet’s Form 10-K for the year ended December 31, 2006, and its subsequent filings with the SEC.
These statements are not guarantees of future performance and, therefore, undue reliance should not be placed upon them. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

I would now like to turn— now like to introduce Mr. Chuck Champion, Youbet’s Chairman and CEO. Chuck?
Chuck Champion - Youbet.com — Chairman and CEO
Thank you very much, Bill, and thank you for joining us today. I wanted to take just a moment to add some context to the release we just issued at the close of trading. We will not be discussing the first quarter financial performance until our previously scheduled conference call on May 8th. We hope you all will be joining us at that call, as well.
Our purpose today is single minded. We want to explain why our Youbet Express and IRG customers may not be able to wager on this year’s Kentucky Derby and certain other content from Churchill Downs and Magna Entertainment.
Those of you who know us and follow Youbet have been— know that Youbet has been an advocate of an open environment for the distribution of Thoroughbred and other horse-racing content. We have spent hundreds of millions of dollars to build a secure, reliable wagering platform and to secure racing’s best content for our customers so it is no accident that Youbet has succeeded in being the broadest content provider in the advance deposit wagering market.
Last month we thought we were witnessing the dawn of a new customer-centric era in the sport. The Churchill-Magna joint venture seemed to embrace our open-market view when it declared its desire — and I quote from their press release — “to foster an open and competitive business environment where horse-racing content is readily available to customers through a wide variety of distribution points and wagering platforms.”
Instead, what we saw was an unreasonable either/or scenario — take the Derby as long as you dropped, for an undetermined amount of time, content from premier tracks like Aqueduct, Belmont, Saratoga, Del Mar, Keeneland, Oak Tree at Santa Anita, Saratoga Harness, Turfway Park, Turf Paradise and Los Alamitos.
For us, there is no option. We won’t risk key business relationships with tracks, horsemen and customers, or shareholder value, for a deal that strips us of this popular and productive content just to carry one race. What is more, we don’t know why anyone in the industry should have to choose one content group over another if they’re willing to pay a fair price for both. The choice is tantamount to dictating how, with whom and under what circumstances, we can do business with other racing tracks.
We’ve been talking to horsemen and regulators about the potential impact of these developments and we’re hoping that the industry, particularly horsemen, who have the right to approve simulcasting distribution agreements, will step up and drive a solution that takes into account the needs of all stakeholders. There is precedent for such action.
You may recall that Magna withheld their signal from certain distributors in 2004. That move ultimately backfired when regulators, horsemen and others intervened to protect the interests of racing fans. We think TrackNet’s proposed restrictions could spur the industry to act again, legally or through other means.
During the time Magna withheld their content, we were able to move 73% of the handle to other tracks before Magna agreed to new terms. Magna then promised to never use content as a weapon.
TVG has now notified their customers that it is unlikely to carry the Derby. Youbet, IRG and TVG place a significant amount of the total handle on the Derby, not to mention the countless millions they spend promoting the event. If my information is correct, even in the face of declining fan bases, renovation and unpredictable weather, Churchill has posted year-over-year gains in handle for the Derby for the past 17 years.
If TrackNet does not relent, then, regrettably, we won’t be able to provide our loyal customers with an opportunity to wager on the most visible single racing event in the industry and Churchill’s record, with all its implications, will fall and be felt by an entire industry, just not the management team who made the decision.
On the other hand, if we have to forgo the Derby, we will still preserve our lineup of exceptional content for the balance of the season. Obviously, with only two legs of the Triple Crown, the Preakness and Belmont Stakes, there will be a shortfall in our handle for the Triple Crown this year and there won’t be handle for certain other Churchill-Magna content for the remainder of the year.
But as we noted in our press release, we think the financial impact is likely to be a push. As a consequence, our earnings guidance for 2007 remains unchanged.

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

Offsetting the potential shortfall, we think there will be a migration of betters to Youbet when customers realize that TrackNet affiliates and licensees cannot offer premier racing content on a par with ours. We’ll try to hasten the movement with promotions targeting customers of distributors like AmeriTab that succumbed to the TrackNet demands. We also turned up— we’ll also turn up the engines on our Advantage points program and our track co-promotion programs.
Many of you may question why we might choose a course, knowing that it means we’ll continue to pay sub-license fees to TVG. The answer in this case comes down to strength of schedule. From May 6 to October 31 we’ll have the content that fans most want to see.
Though our relationship has certainly had its problems over the years, the fact is that TVG has never once tried to dictate with whom we do business or on what terms. At least their vision of exclusivity does not preclude our right to pursue other competitive track relationships and to decide, like our competitors, whether the content fees are appropriate.
I’ve read reports that some people believe that signing with TrackNet was a statement of opposing exclusivity. I can assure you that that whole truth has not yet been reported. When the truth does come out, as it always does, the self interest will become clear such that everyone will know that nobility was not involved.
Regardless, we think there is a much bigger issue at stake here and that is whether we’re going to let two of the most dominant content providers come together and dictate the economics of our industry by forcing us and others to make choices that are not in the best interest of all stakeholders and customers.
We now ask publicly what we have requested privately of TrackNet — drop these demands and serve the interest of our partners, horsemen and racing fans alike. By acting on their behalf, TrackNet will gain far more than they now risk losing and, most importantly, the industry will avoid another disruptive event leading to the disenfranchisement of the racing public.
I’ve asked Gary Sproule and our General Counsel, Scott Solomon, to join me today to help answer any of your questions. So, operator, let’s open up the line and give them an opportunity to answer— or ask some questions.
QUESTION AND ANSWER
Operator
Thank you. [OPERATOR INSTRUCTIONS] We’ll go to Jeff Shelton with Bleichroeder.
Jeff Shelton - Natexis Bleichroeder — Analyst
Thanks. How much handle in 2006 is related to the races that you will potentially lose this year, including the Derby?
Chuck Champion - Youbet.com — Chairman and CEO
Gary, why don’t you—?
Gary Sproule - Youbet.com — CFO
Jeff, can you repeat the question? You faded out at the very end. I think I got it, but just to make sure.
Jeff Shelton - Natexis Bleichroeder — Analyst
Sure. I’m interested in how much handle on the races in 2006 is related to races that you potentially will lose this year if you’re not able to sign a contract?

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

Gary Sproule - Youbet.com — CFO
Roughly 25% is what we would lose if we didn’t sign a contract with TrackNet. That’s a combination between Magna and Churchill properties.
Jeff Shelton - Natexis Bleichroeder — Analyst
And provided that you’re able to make up that 25%, it sounds like subscriber acquisition costs would go up as you target the America— the AmericaTab customers and elsewhere. Where else in the expense line would you make up for that to maintain your current guidance for 2007?
Chuck Champion - Youbet.com — Chairman and CEO
Well, actually, I’m not entirely sure that on an ROI to the company in a shorter period of time that targeting AmeriTab customers and others don’t actually yield better returns to the company. Acquisition costs go up, but you’re targeting current customers as opposed to generating, potentially, a handle from new and younger customers.
Jeff Shelton - Natexis Bleichroeder — Analyst
Okay, thank you.
Chuck Champion - Youbet.com — Chairman and CEO
Thanks, Jeff.
Operator
We’ll go next to [Gary Shinaro] with JPMorgan.
Gary Shinaro - JPMorgan Chase & Co. — Analyst
Hi. I just wanted to follow up on the last question. So, first, for Churchill the handle loss is last year you did about $3.7 million, your core business, Churchill Derby Day. Is that right?
Gary Sproule - Youbet.com — CFO
On Derby Day, on the race itself, we did about $8— or $1.8. On the card at Churchill we did about $3.7 for Youbet and on the day we did about $5.5 at Youbet. At both Youbet and IRG, the numbers slightly change to $2.3 million on the race, $6.6 million for the card and nearly $10 million for the day.
Gary Shinaro - JPMorgan Chase & Co. — Analyst
And is it fair to say that your yield on the Churchill card is lower than your overall yield?
Chuck Champion - Youbet.com — Chairman and CEO
I think that’s a fair assumption.
Gary Sproule - Youbet.com — CFO

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

It was obviously comparable to other TVG content last year and— and so content— independent content, of course, is more favorable.
Gary Shinaro - JPMorgan Chase & Co. — Analyst
Well, if I— just for the Churchill race card on core Youbet, of the $3.7 million, likely less than a 3.5% yield, but even if it were at a 3.5% yield, that’s $130,000 of lost revenue. Is that right?
Chuck Champion - Youbet.com — Chairman and CEO
That’s correct.
Gary Shinaro - JPMorgan Chase & Co. — Analyst
Okay. So that’s pretty small, right?
Chuck Champion - Youbet.com — Chairman and CEO
Yes. But you need to factor in content for the remainder of the year for other Churchill products, as well as Magna products, assuming that we’re not able to come to some appropriate resolution.
Gary Shinaro - JPMorgan Chase & Co. — Analyst
Right. And that’s the 25% of handle that Gary referred to?
Chuck Champion - Youbet.com — Chairman and CEO
That’s correct. If you— if you look at— if you look at our breakdown, Churchill and Magna represent about $116 million last year, $117 million, for the year. TVG-related content represented twice that much at $202 million and another 25% or 27%, obviously, would be independent handle, bringing us to a total of $463,749,000 in 2006.
Gary Shinaro - JPMorgan Chase & Co. — Analyst
Got it. And can you quantify at all how much handle AmericaTab is giving up by walking away from TVG?
Chuck Champion - Youbet.com — Chairman and CEO
I have no way of really knowing what their handle breakdowns are. They’re a private company. They don’t— they don’t provide it publicly, but if you looked at their total handle and you applied some of the same kinds of economics to them, you’d probably see the breakdown as being similar.
Gary Shinaro - JPMorgan Chase & Co. — Analyst
You mean similar ratios?
Chuck Champion - Youbet.com — Chairman and CEO
Yes, a similar ratio at about 40%-45% TVG, 25% Magna and Churchill and then the rest in independents.

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

Gary Shinaro - JPMorgan Chase & Co. — Analyst
And can you tell me about what their— their overall handle was?
Chuck Champion - Youbet.com — Chairman and CEO
Their overall handle was like $260, wasn’t it, gentlemen, in the $260 range?
Gary Sproule - Youbet.com — CFO
It’ll be posted on the Oregon Racing Commission website to get the specific number, Gary.
Gary Shinaro - JPMorgan Chase & Co. — Analyst
Right, okay. And last question for you me, you mentioned in your press release about conversations with horsemen and regulators, et cetera. Can you just give us a little bit more— a little bit more information on those and do they— do the horsemen— are the conversations far enough along or do they have enough information for something to change in the next couple of weeks, pre-Derby Day? Or is this a longer-term issue?
Chuck Champion - Youbet.com — Chairman and CEO
Well, they’re asking on a regular, almost daily, basis, for information to be provided to them. They’re— they have requested contracts from both TrackNet as well as from Youbet.
I know that as of last Friday the National HBPA had an executive meeting where the matter was discussed. There’s horsemen’s organizations all over the United States right now that are asking questions, conducting meetings, to try to understand the full extent of this issue.
We’re hopeful that when, in fact, all of the information is presented to them they, too, will agree that a world where content is open is a better world, even if there’s premiums placed on that content and that dictating one or another of who they can and can’t do business with is not a good business practice in the industry.
It also is important to understand that there’s— in 1978, amended again in 2002— 2000, I guess it was, and then, in fact, further supported with additional federal regulation, there is the IHA, Interstate Horseracing Act, which puts the horsemen in a position to opine and to weigh in on these issues. So it is not done unilaterally by a track or a group of tracks. The horsemen’s consent is required.
Gary Shinaro - JPMorgan Chase & Co. — Analyst
Okay. That’s good. I’m done, thank you.
Chuck Champion - Youbet.com — Chairman and CEO
Thanks.
Operator
We’ll go next to Ryan Worst of Brean Murray.
Ryan Worst - Brean Murray, Carret & Co. — Analyst

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

Thanks. Just a couple of questions. Chuck, when you gave the $202 million wagering on races by TVG, does that exclude the Churchill tracks, because they were TVG tracks, right?
Chuck Champion - Youbet.com — Chairman and CEO
Yes, it does. It includes just the Churchill content, includes all the other content that I have mentioned, which was New York, Del Mar, Oak Tree, Turf Paradise, Los Alamitos and the rest.
Ryan Worst - Brean Murray, Carret & Co. — Analyst
Right. Could you provide an average yield on that TVG content?
Chuck Champion - Youbet.com — Chairman and CEO
Ballpark, 4.5%.
Ryan Worst - Brean Murray, Carret & Co. — Analyst
Okay. And then, just looking back at 2004 when Magna withheld their signals, was there any steps taken by the horsemen and regulators at that time and what were those steps, if there were?
Chuck Champion - Youbet.com — Chairman and CEO
Well, specifically, the TOC stepped in and had discussions with the Magna group and whatever those discussions entailed — and I was not party to them — resulted in us being able to carry Santa Anita. The horsemen in Florida were not able to participate but did come back and— and indicated the following year that we would not be cut off from Gulfstream.
What these individual groups do, I cannot truly predict. They can speak for themselves. I do think that they— they are concerned, as I am concerned, about how, in fact, if we were— if we were to accept the agreement as proposed how that would disenfranchise racing fans. It’s [disruptful] and all it does is annoy and aggravate people to the point where they throw up their hands, they say, “no mas,” and they end up going and watching baseball instead of watching the horse racing events, which really, to me, makes absolutely no sense. Why upset customers unnecessarily?
Ryan Worst - Brean Murray, Carret & Co. — Analyst
Right. So in 2004 it looks like— I mean, it’s possible that the horsemen, basically, forced Magna to provide the signal to you in Florida and California, those two separate horsemen groups?
Chuck Champion - Youbet.com — Chairman and CEO
It was— the only horsemen’s groups that were involved were, to the best of my knowledge, the TOC and as a result of whatever discussions they had and the word “forced” was not used by them with me, so—
Ryan Worst - Brean Murray, Carret & Co. — Analyst
Right.
Chuck Champion - Youbet.com — Chairman and CEO

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

So whatever they said to them, whatever they— whatever they worked out with them resulted in us being able to take Golden Gate and being able to take Santa Anita. And Magna enjoyed some considerable growth on those tracks as they did, quite frankly, this year. We’ve grown Santa Anita content nearly 20-some-odd-percent this year.
And so we’ve been a good partner in California racing. We look forward to continue to be a good partner in California racing and are hoping that other horsemen’s groups across the country will see that this, again, is not in the interest of the fan and not in the interest of the sport.
Ryan Worst - Brean Murray, Carret & Co. — Analyst
Okay, just two more questions. The AmericaTab agreement is the same that was offered you whereas they are definitely forgoing the TVG content?
Chuck Champion - Youbet.com — Chairman and CEO
The only— again, I don’t know specific, again, discussions that AmeriTab had with Churchill Downs and Magna and TrackNet. I only know what I read. I only know what I hear. And what I read said, “I had a difficult decision to make.”
Ryan Worst - Brean Murray, Carret & Co. — Analyst
Right.
Chuck Champion - Youbet.com — Chairman and CEO
Well, why are you having to make a difficult decision like that? It’s— I have— I have my beliefs but I think time will tell whether or not they were given that same thing or whether or not something else as it pertains to AmeriTab was going on, concurrently.
Ryan Worst - Brean Murray, Carret & Co. — Analyst
Okay. And then from your press release, you guys think you can make up the wagering. How do you do that and, like, is it going to be more— making it up— making up the wagering in the back half of the year?
Chuck Champion - Youbet.com — Chairman and CEO
Well, no, actually, what we hope to have happen is to be able to resolve this, of course, first and foremost, but on terms that both parties can live with. That’s first.
Assuming for a moment that that does not occur in the next number of days, then one needs to look at the competitive landscape. TVG is deployed in approximately 12 states. Both XpressBet and Youbet and AmeriTab, WinTicket, Brisnet — that group — are deployed in approximately 39 to 40 states, meaning 27 to 28 more states than TVG.
So what happens? Well, potentially one scenario is, is that we don’t come to an agreement, TrackNet goes their way, TVG and its sub-licensees go another way and basically what happens is, is that the best racing content from May 6 through October 31 is carried by TVG and Youbet — potentially others — don’t know if TVG will sub-contract it to anyone else or sub-license it to anyone else — but certainly we’ll be carrying it.
We’ve also agreed to carry, now, NJFE— NJFEA content, which is the New Jersey tracks, Meadowlands, Freehold and Monmouth, at a direct request by the tracks and by TVG. We’re also carrying now Evangeline, which were not carrying as of a week ago, again at the direct request of parties. So we have a full content offering— and Philly Park, as well. We have re-signed an agreement with Philly Park and have been carrying their signal now for a couple of months.
So we are going to be offering content in those states for Del Mar, New York and others in those 28 that I was talking about that unless sub-licensed by TVG, we’ll be the only one there in those states offering that content.

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

We also have an agreement in place that we negotiated, of all days, Christmas Eve, for the ability to carry Magna content, at least through the end of May, May 31, and unless we come to an agreement with TrackNet, we will not be carrying Magna content, however, the Preakness falls in the middle of May so we will be carrying the Preakness.
Ryan Worst - Brean Murray, Carret & Co. — Analyst
Right. And when you talked about 25% of handle, that’s for the whole year, including the first quarter, right?
Chuck Champion - Youbet.com — Chairman and CEO
That’s correct.
Ryan Worst - Brean Murray, Carret & Co. — Analyst
Okay, thank you.
Operator
[OPERATOR INSTRUCTIONS] We’ll go next to [Mitch Pendeth] with the Royal Bank of Canada Capital Markets.
Mitch Pendeth - RBC Capital Markets — Analyst
Hi, gentlemen. Actually, you just answered my question, but I did want to have a little better understanding on one aspect of what’s happening right now. The agreement that you have with— with Magna, the Churchill tracks, are they all at-will agreements? Do these not have expirations much beyond the one you just mentioned, the May 31st date?
Chuck Champion - Youbet.com — Chairman and CEO
The— the Churchill— the Churchill tracks we were getting through a sub-license agreement with TVG. Some of those tracks have already expired. Some of those tracks will expire in— over the next, what, Scott, year? One of them, I think, Calder is—
Scott Solomon - Youbet.com — General Counsel
Calder is next year, early next year.
Chuck Champion - Youbet.com — Chairman and CEO
Calder is early next year. Arlington is later this year. And so— and simulcast agreements, generally speaking, are usually meet-long, for a given set of meet dates, or for a year and some simulcast contracts have very short windows that either party can notice to the other party on a very short period of time and cancel the contracts.
So the very general nature of the business is very short-term agreements. One of the other things that, by the way, we won’t spend a lot of time addressing now, but we think really doesn’t make sense for the industry in that there ought to be multi-year agreements so that you could promote and build loyalty to certain content so that customers can be sure they’re going to enjoy it and not, potentially, run into problems such as this.
Mitch Pendeth - RBC Capital Markets — Analyst
Okay. You answered that question. Thank you.

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

Operator
We’ll go next to Traci Mangini with ThinkEquity Partners.
Chuck Champion - Youbet.com — Chairman and CEO
Traci, how are you?
Traci Mangini - ThinkEquity Partners — Analyst
Fine, thank you. I just had a— most of my questions have been asked. I just want to get a sense of, if you can’t come to terms with them, what— do you— do you have a feeling that that would, in any way, stress the relationship and should we be worried about the United Tote relationship or is that just completely separate?
Chuck Champion - Youbet.com — Chairman and CEO
Well, a couple things. First of all, the United Tote relationship is an entirely different type of relationship and I’m pleased to tell you that, in fact, Churchill Downs signed a two-year extension approximately a week and a half ago or two weeks ago, which takes us out for an additional two years.
Traci Mangini - ThinkEquity Partners — Analyst
Great.
Chuck Champion - Youbet.com — Chairman and CEO
And we do not have any United Tote relationships with Magna content.
Traci Mangini - ThinkEquity Partners — Analyst
Okay, thank you.
Operator
We’ll go next to [Richard Spencer] with Appletree Capital.
Richard Spencer - Appletree Capital — Analyst
Gentlemen, good afternoon.
Chuck Champion - Youbet.com — Chairman and CEO
Hi, Richard, how are you?
Richard Spencer - Appletree Capital — Analyst

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

Very good. I recall in a previous conference call that Gary indicated that the total number of members in the Youbet database was approximately 200,000. Is that correct?
Chuck Champion - Youbet.com — Chairman and CEO
Yes, there are approximately 200,000 customer records. That’s correct.
Richard Spencer - Appletree Capital — Analyst
My next question is, of those 200,000 how many are active customers of Youbet, meaning individuals who are placing bets on a regular basis?
Chuck Champion - Youbet.com — Chairman and CEO
We’ve given out some unique numbers. We’re looking at the matrix right now, Steve, and if you can rejoin on us the— or, Richard, if you can rejoin us on the first quarter conference call, we’ll be putting out a lot more of that information, the matrix around customers and acquisition and the like.
Richard Spencer - Appletree Capital — Analyst
Absolutely. I’ll join you then.
Chuck Champion - Youbet.com — Chairman and CEO
Thank you. I just don’t have it in front of me right now with the specificity you might dig into.
Richard Spencer - Appletree Capital — Analyst
Thank you very much.
Chuck Champion - Youbet.com — Chairman and CEO
Thank you.
Operator
We’ll go next to Steve Altebrando with Sidoti & Company.
Steve Altebrando - Sidoti & Company — Analyst
Hi, guys.
Chuck Champion - Youbet.com — Chairman and CEO
Hi, Steve. How are you?
Steve Altebrando - Sidoti & Company — Analyst

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

Good. So you guys are now— you’re now going to be really the only major ADW doing business with TVG exclusives, I would imagine. Any hint that TVG is going to expand into some of these additional spaces?
Chuck Champion - Youbet.com — Chairman and CEO
It’s unlikely— again, I can’t speak for TVG as to what they will or won’t do, but they have— they’ve been pretty consistent the last five years I’ve been here and even before that— that they— they have not gone into those states. And, I don’t know, again, that question’s better directed to TVG for them to answer.
Steve Altebrando - Sidoti & Company — Analyst
Okay. Any— Do you think there’s any antitrust issues here that you guys are looking into or—?
Chuck Champion - Youbet.com — Chairman and CEO
Well, I guess the way I’d want to comment on that is to sit there and say we’ve engaged counsel. We’ve spent an appropriate amount of time and energy and— and a limited amount of expense to investigate that issue. We’re reviewing our options.
But getting involved in an antitrust lawsuit is not, obviously, something that we’re— we really are running to want to go do, solve our problems in court. Anybody, solving their problems in court should be a last resort. And so what we’re trying to do is resolve it in the marketplace, resolve it with the individuals that have the right to make these deals and including the horsemen and trying to get this all worked out sooner than later.
I mean, the one thing that’s really unfortunate in this is this dragging along and the problems that this creates is that a number of the ADW companies that would be promoting the heck out of Churchill content right now and promoting the heck out of the Derby are virtually silent on it. And so there’s all this opportunity that’s just continuing to pass us by. So that’s why we’re hoping for a quicker resolution than a longer one.
Steve Altebrando - Sidoti & Company — Analyst
Okay. I’m not sure if the talks got to this level, but can you talk a little bit or give a little color on the yields that were talked about, I guess in comparison to, say, TVG, the yields of TrackNet?
Chuck Champion - Youbet.com — Chairman and CEO
Yes, the yields previously have been pretty consistent. As to what they will be, moving forward, I mean until we get past this issue of who we can and who we can’t do business with, it’s tough to have a discussion about what the economics of carrying the content are. Certainly, there’s a significant potential improvement for Churchill having come out from underneath the TVG agreement and, equally important, for the horsemen in Kentucky. But until— until we have an opportunity to get past this principal issue, it’s really tough to get into what the economics would be, going forward.
Steve Altebrando - Sidoti & Company — Analyst
Okay. I guess what would you guys look at as, I guess, the deadline to get an agreement done? I mean, usually— it sounds like this stuff usually can get done pretty fast once agreed on. Would you say leading right up to the Derby?
Chuck Champion - Youbet.com — Chairman and CEO
The Oaks— the Oaks runs on— Yes, the Oaks runs on Friday and so that’s also a race that we’ve supported heavily in the past. From the time an agreement is signed, the technology to get the track up and running and everything else is a matter of minutes.
Steve Altebrando - Sidoti & Company — Analyst

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Final Transcript

Apr. 23. 2007 / 5:00PM ET, UBET — Youbet’s Negotiations with TrackNet at an Impasse over Content Restrictions

Okay. That’s all I have. Thanks, guys.
Operator
[OPERATOR INSTRUCTIONS] We’ll go next to Nick Danna with Sterne, Agee.
Nick Danna - Sterne, Agee & Leach, Inc. — Analyst
Hi, good afternoon. Actually, my questions were already asked. Thank you.
Chuck Champion - Youbet.com — Chairman and CEO
Okay, Nick. Thank you very much.
Well, I appreciate you guys taking the time to join us today. And— and basically asking questions and listening to the reason why we’re doing the things that we’re doing. As developments transpire we’ll most assuredly keep you up to date and informed. I’d like to thank you for your support and I look forward to talking to you— some of you on the first quarter conference call on May 8th. Thank you.
Operator
That does conclude today’s— [technical difficulty]

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